CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Diversified Income Trust:

We consent to the use of our report dated November 2, 2000, incorporated in this Registration Statement by reference, to Putnam Diversified Income Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                         KPMG LLP
                                                         /s/ KPMG LLP

Boston, Massachusetts
January 24, 2001